FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________

ITXC Corp.
(Exact name of registrant as specified in its charter)

Delaware	22-3531960
(State of incorporation or organization)	(IRS Employer Identification No.)

750 College Road East, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Stock Purchase Rights

Item 1.  Description of Registrant’s Securities to be Registered.

On April 10, 2003, the Board of Directors of ITXC Corp., a Delaware corporation (the “Company”), declared a dividend of one right (a “Right”) for each outstanding share of common stock, no par value, of the Company held of record at the close of business on April 21, 2003, or issued thereafter and prior to the Separation Time (as defined in the Rights Plan referred to below) and issued thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Shareholder Protection Rights Plan, dated as of April 10, 2003 (the “Rights Plan”), between the Company and American Stock Transfer & Trust Company, as Rights Agent.

The Rights Plan (which includes as an Exhibit the form of Rights Certificate and Election to Exercise) is listed as Exhibit 4.1 below and is hereby incorporated herein by reference. The description of the Rights contained in the Company's Current Report on Form 8-K dated April 11, 2003 (the “Current Report”) is hereby incorporated by reference herein. Such description of the Rights is qualified in its entirety by reference to the Rights Plan and such exhibits thereto.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Shareholder Protection Rights Plan, dated as of April 10, 2003, between ITXC Corp. and American Stock Transfer & Trust Co., as Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 11, 2003, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ITXC CORP.

/s/ Theodore M. Weitz
By:
	Name:	Theodore M. Weitz
	Title:	President and Chief Executive Officer

Date: April 11, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	Shareholder Protection Rights Plan, dated as of April 10, 2003, between ITXC Corp. and American Stock Transfer & Trust Co., as Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 11, 2003, and incorporated herein by reference).